Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(26,158,479)
Unrealized Gain (Loss) on Market Value of Commodity Futures	23,759,066
Dividend Income	233,689
Interest Income	81,322
ETF Transaction Fees	700
Total Income (Loss)	$(2,083,702)

Expenses
General Partner Management Fees	$55,768
Professional Fees	32,836
Brokerage Commissions	5,849
Directors' Fees and Insurance	2,011
License Fees	1,394
Total Expenses	$97,858
Net Income (Loss)	$(2,181,560)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/26	$125,741,686
Withdrawals (150,000 Shares)	(15,874,563)
Net Income (Loss)	(2,181,560)

Net Asset Value End of Month	$107,685,563
Net Asset Value Per Share (1,050,000 Shares)	$102.56

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596